Exhibit 5.2

OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

January 29, 2009

InfoSpace, Inc.

601 108th Avenue NE, Suite 1200

Bellevue, Washington 98004

Re:	Post-Effective Amendment No. 2 to Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (File No. 333-58422) filed by InfoSpace, Inc., a Delaware corporation (“InfoSpace”), with the Securities and Exchange Commission (the “SEC”) on April 6, 2001, Post-Effective Amendment No. 1 thereto filed by InfoSpace with the SEC on December 12, 2001, and Post-Effective Amendment No. 2 thereto to be filed by InfoSpace with the SEC on or about the date hereof (collectively, the “Registration Statement”), in connection with, inter alia, the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an additional 1,000,000 shares of InfoSpace’s common stock, par value $0.0001 per share (the “Shares”), under the InfoSpace, Inc. 1998 Employee Stock Purchase Plan (the “Plan”). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plan.

It is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, the Shares will be duly authorized, legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI, Professional Corporation

/s/ WILSON SONSINI GOODRICH & ROSATI